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                                                                    EXHIBIT 23.3

FERGUSON & COMPANY LETTERHEAD APPEARS HERE

                               FEBRUARY 9, 1999


        BOARD OF DIRECTORS
        1st STATE BANK
        445 S. MAIN STREET
        BURLINGTON, NORTH CAROLINA 27215

        DIRECTORS:

          We hereby consent to the use of our firm's name in the applications for conversion of 1st State Bank, Burlington, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the FDIC, in the Form S-1 Registration Statement and any amendments thereto, and in the Acquisition Application and the Holding Company Application for 1st State Bancorp, Inc. as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of 1st State Bancorp, Inc. and the Proxy Statement of 1st State Bank.


                                        Sincerely,

                                        /s/ Robin L. Fussell
                                        Robin L. Fussell
                                        Principal